UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2009 (April 15, 2009)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 15, 2009, after receiving the unanimous approval of the Special Committee of the Board of Directors (the “Board”) of Western Gas Holdings, LLC, which is the general partner (the “General Partner”) of Western Gas Partners, LP (the “Partnership”), the General Partner’s Board unanimously approved an amendment (the “Amendment”) to the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The Amendment became effective on the date of approval.
Section 6.1(c) of the Partnership Agreement (Net Termination Gains and Losses) was amended to provide that any net termination losses treated as arising during the subordination period as a result of an adjustment to the carrying value of the Partnership’s assets in connection with an issuance of additional units by the Partnership will be allocated among the holders of subordinated units and common units in proportion to their percentage interests. It further provides that, in the event of a liquidation of the Partnership during the subordination period, the Partnership will allocate items of income, gain, loss and deduction that would otherwise be included in the computation of net termination gain or net termination loss and, if necessary, items included in net income or net losses, in each case to the maximum extent possible, so that the capital account of each common unit will equal the amount it would have been had the Partnership Agreement not been amended.
Section 6.1(d) of the Partnership Agreement was also amended to include a new Section 6.1(d)(xiii) (Special Curative Allocation in Event of Liquidation Prior to End of Subordination Period). This section provides that upon a liquidation during the subordination period, the Partnership will specially allocate items included in net termination gain or net termination loss and, if necessary, items of income, gain, loss and deduction that would otherwise be included in the Partnership’s net income or net losses, in each case to the maximum extent possible, to cause the capital account of each common unit to equal the amount the capital account would have been had the Partnership Agreement not been amended.
The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, and the Partnership Agreement, which is incorporated by reference into the Partnership’s recently-filed Annual Report on Form 10-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated April 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner

Dated: April 20, 2009	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary